SCHEDULE II



         First Trust Dow Jones STOXX(R) European Select Dividend Index FunD

         First Trust FTSE EPRA/NAREIT Developed Markets Real Estate Index Fund

         First Trust Dow Jones Global Select Dividend Index Fund

         First Trust Europe Select AlphaDEX(TM) Fund

         First Trust Japan Select AlphaDEX(TM) Fund

         First Trust Global IPO Index Fund

         First Trust ISE Global Wind Energy Index Fund

         First Trust ISE Global Engineering and Construction Index Fund

         First Trust NASDAQ(R) Clean Edge(R) Smart Grid Infrastructure
         Index Fund

         First Trust ISE Global Copper Index Fund

         First Trust ISE Global Platinum Index Fund

         First Trust BICK Index Fund